Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form [S-8] (File No. 333‑110372) of PPL Employee Stock Ownership Plan of our report dated June 12, 2023, relating to the financial statements, which appears on page 1 of this annual report on Form 11-K for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP

Philadephia, Pennsylvania
June 12, 2023